UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

OCEAN POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ		08534
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 3, 2013, Ocean Power Technologies, Inc. (the "Company") held its 2013 Annual Meeting of Stockholders. At the Annual Meeting, the Company's stockholders voted on the following proposals:

1. To elect the five nominees named in the Company's proxy statement to serve for a one-year term as a director of the Company expiring at the Company's 2014 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Seymour S. Preston III	2,522,989	333,550	4,706,868
Terence J. Cryan	2,555,329	301,210	4,706,868
David L. Keller	2,596,043	260,496	4,706,868
Charles F. Dunleavy	2,579,211	277,328	4,706,868
Dr. George W. Taylor	2,555,358	301,181	4,706,868

2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2014. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain
7,410,355	111,813	41,239

3. To approve, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstentions	Broker Non-votes

2,399,154	406,243	51,142	4,706,868

4. To approve the amendment of the Ocean Power Technologies, Inc. 2006 Stock Incentive Plan to increase the aggregate number of shares issuable under the plan by 800,000 shares. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstentions	Broker Non-votes

2,293,284	516,837	46,418	4,706,868

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: October 4, 2013	By:	/s/CHARLES F. DUNLEAVY
Charles F. Dunleavy
Chief Executive Officer